UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by a Party other than the Registrant	☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

COLE CREDIT PROPERTY TRUST V, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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COLE CREDIT PROPERTY TRUST V, INC.
2325 East Camelback Road, Suite 1100
Phoenix, Arizona 85016
April 17, 2017
Dear Stockholder:
You are cordially invited to attend our 2017 Annual Meeting of Stockholders to be held on Thursday, June 22, 2017, at 10:30 A.M. (local time) at our offices located at 2325 E. Camelback Road, Ground Floor, Phoenix, Arizona 85016.
The matters expected to be acted upon at the meeting are described in the following Notice of 2017 Annual Meeting of Stockholders and Proxy Statement, and include the election of three directors, proposed amendments to our charter, and the ratification of the appointment of our independent registered public accounting firm.
Directors and officers will be available at the meeting to speak with you. There will be an opportunity during the meeting for your questions regarding the affairs of Cole Credit Property Trust V, Inc. and for a discussion of the business to be considered at the meeting.
It is important that you use this opportunity to take part in the affairs of your company by voting on the business to come before this meeting. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE, OR AUTHORIZE YOUR PROXY BY USING THE TELEPHONE OR THE INTERNET, SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. FOR SPECIAL INSTRUCTIONS ON HOW TO VOTE YOUR SHARES, PLEASE REFER TO THE INSTRUCTIONS ON THE PROXY CARD. Authorizing a proxy to vote your shares does not deprive you of your right to attend the meeting and to vote your shares in person.
We look forward to seeing you at the meeting.

Sincerely,
Marcus E. Bromley
Chairman of the Board

Glenn J. Rufrano
President and Chief Executive Officer

COLE CREDIT PROPERTY TRUST V, INC.
NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 22, 2017

To Cole Credit Property Trust V, Inc. Stockholders:
NOTICE IS HEREBY GIVEN that the 2017 Annual Meeting of Stockholders of Cole Credit Property Trust V, Inc., a Maryland corporation (the “Company,” “we,” or “us”), will be held on Thursday, June 22, 2017, at 10:30 A.M. (local time) at our offices located at 2325 E. Camelback Road, Ground Floor, Phoenix, Arizona 85016. The purpose of the meeting is to consider and vote upon:

1.	The election of three directors to hold office until the 2018 Annual Meeting of Stockholders and until their successors are duly elected and qualify;

2.	A proposal to amend our Articles of Amendment and Restatement (our “Charter”) to comply with requests from a state securities administrator;

3.
A proposal to amend our Charter to include provisions regarding the conversion of Class T shares of our common stock into an equivalent number of Class A shares of our common stock upon the occurrence of certain events;

4.	The ratification of the appointment of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017; and

5.	The transaction of such other business as may properly come before the meeting or any adjournment or postponement thereof.
The proposals and other related matters are more fully described in the proxy statement accompanying this notice.
Only stockholders of record at the close of business on March 31, 2017 are entitled to receive this notice and to vote at the meeting. We reserve the right, in our sole discretion, to postpone or adjourn the 2017 Annual Meeting of Stockholders to provide more time to solicit proxies for the meeting, if necessary.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 22, 2017.
THE PROXY STATEMENT AND ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT http://www.proxyvote.com.
You may obtain directions to attend the 2017 Annual Meeting of Stockholders of the Company by calling (866) 907-2653.
All stockholders are cordially invited to attend the annual meeting in person. Whether or not you expect to attend, WE URGE YOU TO READ THE PROXY STATEMENT AND EITHER (A) COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED OR (B) AUTHORIZE YOUR PROXY BY TELEPHONE OR THE INTERNET. FOR SPECIFIC INSTRUCTIONS ON HOW TO VOTE YOUR SHARES, PLEASE REFER TO THE INSTRUCTIONS ON THE PROXY CARD. YOUR PROMPT RESPONSE WILL HELP AVOID POTENTIAL DELAYS AND MAY SAVE THE COMPANY SIGNIFICANT ADDITIONAL EXPENSE ASSOCIATED WITH SOLICITING STOCKHOLDER VOTES.

By Order of the Board of Directors
Michael J. Komenda
Secretary
Phoenix, Arizona
April 17, 2017
PLEASE VOTE — YOUR VOTE IS IMPORTANT

COLE CREDIT PROPERTY TRUST V, INC.
2325 East Camelback Road, Suite 1100
Phoenix, Arizona 85016
PROXY STATEMENT
QUESTIONS AND ANSWERS
We are providing you with this proxy statement, which contains information about the items to be voted upon at our 2017 Annual Meeting of Stockholders. To make this information easier to understand, we have presented some of the information below in a question and answer format.
Q: Why did you send me this proxy statement?
A: Our board of directors is soliciting your proxy to vote your shares of the Company’s common stock at the 2017 Annual Meeting of Stockholders. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”) and is designed to assist you in voting. This proxy statement, the proxy card and our 2016 annual report to stockholders are being mailed to you on or about April 17, 2017.
Q: What is a proxy?
A: A proxy is a person who votes the shares of stock of another person. The term “proxy” also refers to the proxy card. When you return the enclosed proxy card, or authorize your proxy by telephone or over the Internet, you are giving your permission to either our chief financial officer and treasurer or our secretary to vote your shares of common stock at the annual meeting as you instruct. If you sign and return the proxy card, or authorize your proxy by telephone or over the Internet, and give no instructions, the proxies will vote FOR all of the director nominees, FOR the approval of the amendments to our Charter to comply with requests from a state securities administrator, FOR the approval of the amendment to our Charter to include provisions regarding the conversion of our Class T shares of common stock into an equivalent number of Class A shares of common stock upon the occurrence of certain events and FOR the ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. With respect to any other proposals to be properly presented at the meeting for voting, your shares will be voted in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in the discretion of one or both of the proxies. The proxies will not vote your shares of common stock if you do not return the enclosed proxy card or authorize your proxy by telephone or over the Internet. This is why it is important for you to return the proxy card to us or authorize your proxy by telephone or over the Internet as soon as possible, whether or not you plan on attending the meeting in person.

If you authorize your proxy by telephone or over the Internet, please do not return your proxy card.

Q: When is the annual meeting and where will it be held?

A: The annual meeting will be held on Thursday, June 22, 2017, at 10:30 A.M. (local time) at our offices located at 2325 E. Camelback Road, Ground Floor, Phoenix, Arizona 85016.

Q: How many shares of common stock can vote?

A: As of the close of business on the record date of March 31, 2017, there was an aggregate of 13,728,329 shares of our Class A and Class T common stock issued and outstanding. Every stockholder of record as of the close of business on March 31, 2017 is entitled to one vote for each share of common stock, regardless of class, held at that date and time. Fractional shares will have corresponding fractional votes.

Q: What is a “quorum”?

A: A “quorum” consists of the presence in person or by proxy of stockholders holding 50% of the outstanding shares entitled to vote. There must be a quorum present in order for business to be transacted at the annual meeting. If you submit a properly executed proxy card, even if you abstain from voting or do not give instructions for voting, then you will at least be considered part of the quorum.

Q: What may I vote on?

A: You may vote on (i) the election of nominees to serve on our board of directors; (ii) the approval of the amendments to our Charter to comply with the requests from a state securities administrator; (iii) the approval of the amendment to our Charter to include provisions regarding the conversion of Class T shares of our common stock into an equivalent number of Class A shares of our common stock upon the occurrence of certain events; (iv) the ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017; and (v) any other proposal properly presented for a vote at the annual meeting.

 Q: How does the board of directors recommend I vote on the proposals?

A: The board of directors recommends a vote “FOR” all of the nominees for election as director who are named as such in this proxy statement, “FOR” the approval of the amendments to our Charter to comply with requests from a state securities administrator, “FOR” the approval of the amendment to our Charter to include provisions regarding the conversion of our Class T shares of common stock into an equivalent number of Class A shares of common stock upon the occurrence of certain events and “FOR” ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

 Q: Who is entitled to vote?

A: Anyone who owned our common stock at the close of business on March 31, 2017, the record date, is entitled to vote at the annual meeting.

 Q: How do I vote?

A: You may vote your shares of common stock either in person or by proxy. In order to vote in person, you must attend the annual meeting. Whether you plan to attend the meeting and vote in person or not, we urge you to have your vote recorded. Stockholders may authorize their proxy via mail, using the enclosed proxy card. In addition, stockholders who live in the United States may authorize a proxy by following the “Vote by Phone” instructions on the enclosed proxy card. Stockholders with Internet access may authorize a proxy by following the “Vote by Internet” instructions on the enclosed proxy card. The telephone and Internet proxy authorization procedures are designed to authenticate the stockholder’s identity and to allow stockholders to authorize a proxy and confirm that their instructions have been properly recorded. If the telephone or Internet option is available to you, we strongly encourage you to use it because it is faster and less costly. If you attend the annual meeting, you also may vote in person, and any previous proxies that you authorized will be superseded by the vote that you cast at the annual meeting. You may also attend the annual meeting without revoking any previously authorized proxy. If you return your signed proxy card, or authorize your proxy by telephone or over the Internet, but do not indicate how you wish to vote, your shares of common stock will be counted as present for purposes of determining a quorum and voted (i) FOR all of the nominees for director; (ii) FOR the approval of the amendments to our Charter to comply with requests from a state securities administrator, (iii) FOR the approval of the amendment to our Charter to include provisions regarding the conversion of our Class T shares of common stock into an equivalent number of Class A shares of common stock upon the occurrence of certain events; (iv) FOR the ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017; and (v) with respect to any other proposals to be voted upon, in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in the discretion of the proxies.

Q: What vote is required to approve each proposal?

A: The affirmative vote of a majority of the shares of our common stock, with each class of shares voting together as a single class, present in person or by proxy at the annual meeting at which a quorum is present is required for the election of each director nominee. Abstentions and broker non-votes will have the same effect as votes cast against each director nominee.

The approval of the each of the proposed amendments to our Charter requires the affirmative vote of at least a majority of all votes entitled to be cast with respect to each such proposal, with each class of shares voting together as a single class. Abstentions and broker non-votes will have the same effect as votes cast against each such proposal.

The affirmative vote of a majority of the votes cast at the annual meeting at which a quorum is present is required for ratifying the appointment of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Q: Will my vote make a difference?

A: Yes. Your vote is very important to ensure that the proposals can be acted upon. Unlike most public companies, no large brokerage houses or affiliated groups of stockholders own substantial blocks of our shares. As a result, a large number of our stockholders must be present in person or by proxy at the annual meeting to constitute a quorum. AS A RESULT, YOUR VOTE IS VERY IMPORTANT EVEN IF YOU OWN ONLY A SMALL NUMBER OF SHARES. Your immediate response will help avoid potential delays and may save us significant additional expense associated with soliciting stockholder votes. We encourage you to participate in the governance of the Company and welcome your attendance at the annual meeting.
.
Q: What if I return my proxy card and then change my mind?

A: You have the right to revoke your proxy at any time before the vote by:

1.	notifying Michael J. Komenda, our secretary, in writing at our offices located at 2325 E. Camelback Road, Suite 1100, Phoenix, Arizona 85016;

2.	attending the meeting and voting in person; or

3.
returning another proxy after your first proxy, which is received before the annual meeting date. Only the most recent vote will be counted and all others will be discarded regardless of the method of voting.

Q: How will voting on any other business be conducted?

A: Although we do not know of any business to be considered at the annual meeting other than the election of directors, the approval of the amendments to the Charter and the ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017, if any other business is properly presented at the annual meeting, your proxy gives authority to either official designated proxy to vote on such matters in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in their discretion.

Q: Who pays the cost of this proxy solicitation?

A: The Company will pay all the costs of soliciting these proxies. The Company will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders.

Q: Is this proxy statement the only way that proxies are being solicited?

A: No. In addition to mailing proxy solicitation material, our directors and officers, and employees of our sponsor, Cole Capital®, as well as third-party proxy service companies we retain, may also solicit proxies in person, by telephone or by any other electronic means of communication we deem appropriate. No additional compensation will be paid to our directors or officers or to employees of Cole Capital for such services. We have retained Broadridge Financial Solutions, Inc. to assist us in the distribution of proxy materials and solicitation of votes. We anticipate the costs of such services to the Company to be approximately $30,000.

Q: If I plan to attend the annual meeting in person, should I notify anyone?

A: While you are not required to notify anyone in order to attend the annual meeting, if you do plan to attend the meeting, we would appreciate it if you would call us toll free at (866) 907-2653 to let us know that you will be attending the meeting so that we will be able to prepare a suitable meeting room for the attendees.

Q: Whom should I call if I have any questions?

A: If you have any questions about how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, you should contact:
Broadridge Financial Solutions, Inc.
51 Mercedes Way, Edgewood, New York 11717
Call toll free: (800) 690-6903

PROPOSAL 1
ELECTION OF DIRECTORS
At the annual meeting, you and the other stockholders will vote on the election of all three members of our board of directors. Those persons elected will serve as directors until the 2018 Annual Meeting of Stockholders and until their successors are duly elected and qualify. The board of directors has nominated the following people for election as directors:

•	Glenn J. Rufrano

•	Marcus E. Bromley

•	Robert A. Gary, IV
Each of the nominees for director is a current member of our board of directors. The principal occupation and certain other information about the nominees are set forth below. We are not aware of any family relationship among any of the nominees to become directors or executive officers of the Company. Each of the nominees for election as director has stated that there is no arrangement or understanding of any kind between him and any other person relating to his election as a director, except that such nominees have agreed to serve as our directors if elected.
If you return a properly executed proxy card, or if you authorize your proxy by telephone or over the Internet, unless you direct the proxies to withhold your votes, the individuals named as the proxies will vote your shares for the election of the nominees listed above. If any nominee becomes unable or unwilling to stand for election, the board may designate a substitute nominee or fill the vacancy through a majority vote of the remaining directors (including a majority of the remaining independent directors if the vacancy relates to an independent director position). If a substitute is designated, proxies voting for the original nominee will be cast for the substituted nominee.
Vote Required; Recommendation
The vote of holders of a majority of all shares entitled to vote who are present in person or by proxy at a meeting of stockholders duly called at which a quorum is present is necessary for the election of a director. For purposes of the election of directors, abstentions and broker non-votes will have the same effect as votes cast against each director. A properly executed proxy card, or instruction by telephone or over the Internet, indicating “FOR” a nominee will be considered a vote in favor of such nominee for election as director. A properly executed proxy card, or instruction by telephone or over the Internet, indicating “AGAINST” a nominee will be considered a vote against such nominee for election as director.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” ALL OF THE NOMINEES FOR ELECTION AS DIRECTORS

INFORMATION ABOUT DIRECTORS AND OFFICERS
Board of Directors
In accordance with applicable law and our Charter and bylaws, the business and affairs of the Company are managed under the direction of our board of directors.
Board Membership Criteria and Selection of Directors
The board of directors annually reviews the appropriate experience, skills and characteristics required of board members in the context of the then-current membership of the board. This assessment includes, in the context of the perceived needs of the board at that time, issues of knowledge, experience, judgment and skills such as an understanding of the real estate industry or brokerage industry or accounting or financial management expertise. Other considerations include the candidate’s independence from conflicts of interest with the Company and the ability of the candidate to attend board meetings regularly and to devote an appropriate amount of effort in preparation for those meetings. A majority of our directors must be independent, as defined in our Charter. Moreover, as required by our Charter, at least one of our independent directors must have at least three years of relevant real estate experience, and each director must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets we acquire and manage.
The board of directors is responsible for selecting its nominees and recommending them for election by the stockholders. Each of our nominees was recommended by our board of directors. Pursuant to our Charter, however, the independent directors must nominate replacements for any vacancies among the independent director positions. All director nominees then stand for election by the stockholders annually.
In its nomination review process, our board of directors solicits candidate recommendations from its own members and management of the Company. We have not employed and do not currently employ or pay a fee to any third party to identify or evaluate, or assist in identifying or evaluating, potential director nominees, although we are not prohibited from doing so if we determine such action to be in the best interests of the Company. Our board of directors also will consider recommendations made by stockholders for director nominees who meet the established director criteria set forth above. In order to be considered by our board of directors, recommendations made by stockholders must be submitted within the timeframe required to request a proposal to be included in the proxy materials. See “Stockholder Proposals” below for more information on procedures to be followed by our stockholders in submitting such recommendations. In evaluating the persons recommended as potential directors, our board of directors will consider each candidate without regard to the source of the recommendation and take into account those factors that our board of directors determines are relevant. Stockholders may directly nominate potential directors (without the recommendation of our board of directors) by satisfying the procedural requirements for such nomination as provided in Article II, Section 11 of our bylaws.
In considering possible candidates for election as a director, the board of directors is guided by the principle that each director should (i) be an individual of high character and integrity; (ii) be accomplished in his or her respective field, with superior credentials and recognition; (iii) have relevant expertise and experience upon which to base advice and guidance to management in the conduct of our real estate investment and management activities; (iv) have sufficient time available to devote to our affairs; and (v) represent the long-term interests of our stockholders as a whole. Our board of directors may also consider an assessment of its diversity, including factors such as, but not limited to, age, geography, gender and ethnicity. While we do not have a formal diversity policy, we believe that the backgrounds and qualifications of our directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow our board of directors to fulfill its responsibilities.

Director Nominees
Our board of directors has nominated each of the following individuals for election as a director to serve until our 2018 Annual Meeting of Stockholders and until his successor is elected and qualifies. Each nominee currently is a director of the Company, and Messrs. Bromley and Gary are independent directors.

Name	Age	Positions
Glenn J. Rufrano	67	Chief Executive Officer and President and Director
Marcus E. Bromley	67	Non-Executive Chairman of the Board of Directors (Independent Director)
Robert A. Gary, IV	63	Independent Director
Glenn J. Rufrano has served as our chief executive officer and president and one of our directors since June 2015. Mr. Rufrano also has served as chief executive officer and president of Cole REIT Advisors V, LLC (“CCPT V Advisors”), our advisor, since June 2015. In addition, Mr. Rufrano serves in the following positions for certain other programs sponsored by Cole Capital and certain affiliates of Cole Capital:

Entity	Position(s)	Dates
Cole Real Estate Income Strategy (Daily NAV), Inc. (“Cole Income NAV Strategy”); Cole Office & Industrial REIT (CCIT II), Inc. (“CCIT II”); Cole Office & Industrial REIT (CCIT III), Inc. (“CCIT III”)	Chief executive officer, president and director	June 2015 – Present
Cole Credit Property Trust IV, Inc. (“CCPT IV”)	Director	June 2016 – Present
Cole REIT Advisors, LLC; Cole REIT Advisors III, LLC; Cole Corporate Income Advisors II, LLC; Cole Corporate Income Advisors III, LLC; Cole Real Estate Income Strategy (Daily NAV) Advisors, LLC	Chief executive officer and president	June 2015 – Present
Cole Capital Corporation	Director	June 2015 – Present
Cole Capital Advisors, Inc.	Chief executive officer and director	June 2015 – Present
Since April 2015, Mr. Rufrano has served as the chief executive officer and a director of VEREIT, Inc. (“VEREIT”), a publicly traded full-service real estate operating company (NYSE: VER) and the indirect parent of our sponsor, advisor, dealer manager and property manager. Mr. Rufrano has served and continues to serve as a director of Ventas, Inc., a publicly traded senior housing and healthcare REIT, since June 2010 and of O’Connor Capital Partners, a privately-owned, independent real estate investment, development and management firm that he co-founded, since October 2013. He served as chairman and chief executive officer of O’Connor Capital Partners from November 2013 through March 2015. He also served as a director for Columbia Property Trust, Inc., a publicly traded commercial real estate REIT, from January 2015 until March 2015. Previously, Mr. Rufrano was president and chief executive officer of Cushman & Wakefield, Inc., a privately-held commercial property and real estate services company, and a member of its board of directors from March 2010 to June 2013. From January 2008 through February 2010, he served as chief executive officer of Centro Properties Group, an Australian-based shopping center company, and, from April 2007 through January 2008, Mr. Rufrano served as chief executive officer of Centro Properties Group U.S. From 2000 until its acquisition by Centro Properties Group in April 2007, he served as chief executive officer and a director of New Plan Excel Realty Trust, a commercial retail REIT. He presently serves on the Board of New York University’s Real Estate Institute. Mr. Rufrano received his Bachelor’s degree in Business Administration from Rutgers University and his Masters of Science degree in Management and Real Estate from Florida International University. Mr. Rufrano was selected to serve as a director because of his extensive real estate and capital markets experience and investment expertise, in addition to his leadership role at VEREIT, all of which are expected to bring valuable insight to the board of directors.
Marcus E. Bromley has served as an independent director and as a member of our audit committee since March 2015 and as non-executive chairman of our board of directors since June 2015. Mr. Bromley served as a member of the board of directors of Cole Corporate Income Trust, Inc. (“CCIT”) and as a member of its audit committee from January 2011 until January 2015 when that company merged with Select Income REIT. From May 2005 until its merger with Spirit Realty Capital, Inc. in July 2013, Mr. Bromley served as a member of the board of directors of Cole Credit Property Trust II, Inc. (“CCPT II”) and also served as the chairman of that company’s audit committee. He also served as a member of the board of directors of Cole Credit Property Trust III, Inc. (“CCPT III”) from October 2008 until May 2012 and as a member of its audit committee from December 2008 until May 2012. From 1993 through 2005, Mr. Bromley served as a member of the board of trustees of Gables Residential Trust, a $3 billion multi-family residential REIT with operations in Texas, Georgia, South Florida, Washington, D.C. and Southern California that was listed on the New York Stock Exchange prior to its sale in 2005. From December 1993 until June 2000, Mr. Bromley also served as the chief executive officer of Gables Residential Trust. Prior to joining Gables Residential Trust, Mr. Bromley was a division partner of Trammell Crow Residential from 1982 until 1993. Mr. Bromley also serves on the advisory board of Nancy Creek Capital, an Atlanta-based private equity firm, and previously served on the board of directors of SG Partners, a multifamily residential company headquartered in Atlanta, Georgia, from 2013 until 2016. Mr. Bromley holds a B.S. in Economics from Washington & Lee University and an M.B.A. from the University of North Carolina. The Board selected Mr. Bromley to serve as a director of the Company because of Mr. Bromley’s experience as the chief executive officer of a public real estate company, his general knowledge of the real estate industry and his financing experience, all of which are expected to bring valuable insight to the board of directors.
Robert A. Gary, IV has served as an independent director of our company and as a member of our audit committee since April 2015 and as chairman of the audit committee since June 2015. Mr. Gary is a founding Partner Emeritus of Keiter, PC, Certified Public Accountants and Consultants, which he co-founded in 1978. Mr. Gary has more than 38 years of experience in public accounting, providing accounting, tax, and consulting services to business organizations and individuals. His accounting practice has focused on general business consulting, real estate construction, development and management, employee benefits, executive compensation, estate planning and administration. Mr. Gary has provided insights and opportunities to clients in a variety of industries, including real estate, estates, trusts and foundations, private venture capital investors, manufacturing, distribution, and professional services. He previously served as an independent director of Landmark Apartment Trust, Inc. (formerly Grubb & Ellis Apartment REIT Inc.) from December 2005 until May 2014, and of Cornerstone Realty Income Trust from 2003 until its 2005 merger with Colonial Property. While serving on the boards of both Landmark and Cornerstone, Mr. Gary also served as the chairperson and financial expert for each company’s audit committee. He received a B.S. in Accounting from Wake Forest University and an M.B.A. from the University of Virginia’s Darden School. Mr. Gary is a Certified Public Accountant, a Certified Information Technology Professional, a Chartered Global Management Accountant, and a member of the American Institute of Certified Public Accountants and the Virginia Society of Certified Public Accountants. Our board of directors selected Mr. Gary to serve as a director of our company because of Mr. Gary’s experience as a founding partner of a certified public accounting firm, his general knowledge of the real estate industry and his financing and accounting experience, all of which are expected to bring valuable insight to the board of directors.

Board Meetings and Annual Stockholder Meeting
The board of directors held five meetings during the fiscal year ended December 31, 2016. Each director attended all of his board and committee meetings in 2016. Although we do not have a formal policy regarding attendance by members of our board of directors at our Annual Meeting of Stockholders, we encourage all of our directors to attend. All of our directors at the time of our 2016 Annual Meeting of Stockholders attended our 2016 Annual Meeting of Stockholders either in person or by telephone.
Independence
As required by our Charter, a majority of the members of our board of directors must qualify as “independent” as affirmatively determined by the board. Consistent with our Charter and applicable securities and other laws and regulations regarding the definition of “independent” after review of all relevant transactions or relationships between each director, or any of his family members, and the Company, our senior management and our independent registered public accounting firm, the board has determined that Messrs. Bromley and Gary, who comprise a majority of our board, qualify as independent directors. A copy of our independent director definition, which is contained in our Charter and complies with the requirements of the North American Securities Administrators Association’s Statement of Policy Regarding Real Estate Investment Trusts, was attached as an appendix to the proxy statement for our 2015 Annual Meeting of Stockholders, which was filed with the SEC on April 14, 2015. Although our shares are not listed for trading on any national securities exchange, our independent directors also meet the current independence and qualifications requirements of the New York Stock Exchange.

Board Committees
The board of directors has established a committee structure that includes an audit committee and a valuation committee. The audit committee and valuation committee are both comprised solely of independent directors. As a result of their roles on the board of directors, the audit committee and the valuation committee, the independent directors participate in the full range of the board of directors’ oversight responsibilities.
Audit Committee
The audit committee is comprised of Messrs. Gary (chairman) and Bromley, both of whom are independent directors. The audit committee reports regularly to the full board. The audit committee meets periodically during the year, usually in conjunction with regular meetings of the board. The audit committee, by approval of at least a majority of the members, selects the independent registered public accounting firm to audit our annual financial statements, reviews with the independent registered public accounting firm the plans and results of the audit engagement, approves the audit and non-audit services provided by the independent registered public accounting firm, reviews the independence of the independent registered public accounting firm, considers the range of audit and non-audit fees and reviews the adequacy of our internal accounting controls. Our board of directors has adopted a charter for the audit committee that sets forth its specific functions and responsibilities. The audit committee charter can be located on our sponsor’s website at https://www.colecapital.com/ccpt-v-corporate-governance by clicking on “Audit Committee Charter.”
Although our shares are not listed for trading on any national securities exchange, all members of the audit committee meet the current independence and qualifications requirements of the New York Stock Exchange, as well as our Charter and applicable rules and regulations of the SEC. While both members of the audit committee have significant financial and/or accounting experience, the board of directors has determined that Mr. Gary satisfies the SEC’s requirements for an “audit committee financial expert” and has designated Mr. Gary as our audit committee financial expert. The audit committee met four times during 2016.
Valuation Committee
The valuation committee was established in November 2015 and is currently comprised of Messrs. Gary and Bromley. The valuation committee’s functions are to: (1) approve the engagement of one or more third-party valuation experts to assist in the valuation of our assets, liabilities and unconsolidated investment interests; (2) review and approve the proposed valuation process and methodology to be used to determine the valuation, the consistency of the valuation methodology with real estate industry standards and practices, and the reasonableness of the assumptions utilized in the valuations; and (3) review the valuation or range of values resulting from the process and recommend the final proposed valuation for approval by the board of directors. The valuation committee met four times during 2016.
Compensation Committee
Our board of directors believes that it is appropriate for our board not to have a standing compensation committee based upon the fact that our executive officers, including our principal financial officer, and non-independent director do not receive compensation directly from us for services rendered to us, and we do not intend to pay any compensation directly to our executive officers or non-independent directors.
Nominating Committee
We believe that our board of directors is qualified to perform the functions typically delegated to a nominating committee, and that the formation of a separate committee is not necessary at this time. Therefore, all members of our board of directors develop the criteria necessary for prospective members of our board of directors and participate in the consideration of director nominees. The primary functions of the members of our board of directors relating to the consideration of director nominees are to conduct searches and interviews for prospective director candidates, if necessary, review background information for all candidates for the board of directors, including those recommended by stockholders, and formally propose the slate of director nominees for election by the stockholders at the annual meeting.

Communication with Directors
We have established procedures for stockholders or other interested parties to communicate directly with our board of directors. Such parties can contact the board by mail at: Chairman of the Board of Directors of Cole Credit Property Trust V, Inc., c/o Corporate Secretary, 2325 E. Camelback Road, Suite 1100, Phoenix, Arizona 85016.
The chairman of the board of directors will receive all communications made by these means, and will distribute such communications to such member or members of our board of directors as he deems appropriate, depending on the facts and circumstances outlined in the communication received.
Board Leadership Structure
Our board of directors has the authority to select the leadership structure it considers appropriate, considering many factors including the specific needs of our business and what is in the best interests of our stockholders. In recognition of the time commitments and activities required to function effectively as both the chief executive officer and chairman of the board of directors, our board of directors has separated these roles, with Mr. Rufrano serving as our chief executive officer and president and Mr. Bromley serving as our non-executive chairman since June 2015. Our board of directors believes that the current separation of the roles of chief executive officer and chairman allows Mr. Rufrano to focus his time and energy on operating and managing the Company while leveraging the experience and perspectives of Mr. Bromley in helping to set the strategic direction of the Company. The board of directors has determined that the current board leadership structure is the most appropriate at this time, given the specific characteristics and circumstances of the Company.
The board of directors also believes, for the reasons set forth below, that its existing corporate governance practices achieve independent oversight and management accountability. Our governance practices provide for strong independent leadership, independent discussion among directors and for independent evaluation of and communication with our executive officers, as well as the officers and key personnel of our advisor. Some of the relevant processes and other corporate governance practices include:

•
A majority of our directors are independent directors. Each director is an equal participant in decisions made by the full board of directors. In addition, all matters that relate to our sponsor, our advisor or any of their affiliates must be approved by a majority of the independent directors. The audit committee is comprised entirely of independent directors.

•	Each of our directors is elected annually by our stockholders.

•
Our advisor has a one-year contract, with an annual review by, and renewal subject to the approval of, our board of directors. The fees paid to our advisor must be deemed reasonable, as determined by our independent directors, on an annual basis.

The Board’s Role in Risk Oversight
The board of directors oversees our stockholders’ interest in the long-term health and the overall success of the Company and its financial strength.
The board of directors is actively involved in overseeing risk management for the Company. It does so, in part, through its oversight of our property acquisitions and assumptions of debt, as well as its oversight of our Company’s executive officers and our advisor. In particular, the board of directors may determine at any time to terminate the advisor, and must evaluate the performance of the advisor, and re-authorize the advisory agreement, on an annual basis.
In addition, the audit committee is responsible for assisting the board of directors in overseeing the Company’s management of risks related to financial reporting. The audit committee has general responsibility for overseeing the accounting and financial processes of the Company, including oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements and the adequacy of the Company’s internal control over financial reporting. In addition, we have adopted policies and procedures with respect to complaints related to accounting, internal accounting controls or auditing matters, which enables anonymous and confidential submission of complaints that the audit committee shall discuss with management. Further, in connection with the annual audit of the Company’s financial statements, the audit committee conducts a detailed review with the Company’s independent auditors of the accounting policies used by the Company and its financial statement presentation.
Code of Business Conduct and Ethics
Our board of directors has adopted a Code of Ethics for Principal Executive Officer and Senior Financial Officers (the “Code of Business Conduct and Ethics”) that is applicable to our principal executive officer, principal financial officer and principal accounting officer. The policy may be located on our sponsor’s website at https://www.colecapital.com/ccpt-v-corporate-governance by clicking on “Code of Ethics.” If, in the future, we amend, modify or waive a provision in the Code of Business Conduct and Ethics, we may, rather than filing a Current Report on Form 8-K, satisfy the disclosure requirement by posting such information on our sponsor’s website as necessary.
Compensation of Directors
Directors who are also officers or employees of the Company, our advisor or their affiliates (Mr. Rufrano) do not receive any special or additional remuneration for service on the board of directors or any of its committees. Each non-employee director receives compensation for service on the board of directors and any of its committees as provided below:

•	an annual retainer of $50,000;

•	$2,000 for each board meeting attended in person;

•	an additional annual retainer of $10,000 to the non-executive chairman of the board of directors and $7,500 to the chairman of the audit committee;

•	$2,000 for each committee meeting attended in person (the audit committee chairperson receives an additional $500 per audit committee meeting for serving in that capacity);

•	$250 per board or committee meeting attended by telephone conference; and

•
in the event that there is a meeting of the board of directors and one or more committees on a single day, the fees paid to each director will be limited to $2,500 per day ($3,000 per day for the chairperson of the audit committee, if there is a meeting of that committee).

All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors.
Director Compensation Table
The following table sets forth certain information with respect to our director compensation during the fiscal year ended December 31, 2016:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total Compensation ($)
Glenn J. Rufrano	$—	$—	$—	$—	$—
Marcus E. Bromley	$67,250	$—	$—	$—	$67,250
Robert A. Gary, IV	$65,750	$—	$—	$—	$65,750
Compensation Committee Interlocks and Insider Participation
The Company does not have a standing compensation committee and we do not separately compensate our executive officers. Therefore, none of our executive officers participated in any deliberations regarding executive compensation.
During the fiscal year ended December 31, 2016, both of our executive officers and two of our former executive officers, Simon Misselbrook and Michael Bartolotta, served as executive officers (and, in the case of Mr. Rufrano, as a director) of other externally managed companies sponsored by Cole Capital. Like us, such companies do not have a standing compensation committee and they do not separately compensate their executive officers. During the fiscal year ended December 31, 2016, one of our directors, Glenn J. Rufrano, served as the chief executive officer and a director of VEREIT; however he did not serve on that company’s compensation committee.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires each director, officer and individual beneficially owning more than 10% of a registered security of the Company to file with the SEC, within specified time frames, initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) of common stock of the Company. Directors, officers and greater than 10% beneficial owners are required by SEC rules to furnish the Company with copies of all such forms they file. Based solely upon a review of the copies of any such forms furnished to us during and with respect to the fiscal year ended December 31, 2016 or written representations from our executive officers and directors, to the best of our knowledge, all required Section 16(a) filings were timely and correctly made by reporting persons during 2016.

Executive Officers
In addition to Glenn J. Rufrano, the following individual currently serves as an executive officer of the Company:
Nathan D. DeBacker, age 37, has served as our chief financial officer and treasurer since August 2016. In addition, Mr. DeBacker serves in the following positions for certain other programs sponsored by Cole Capital:

Entity	Position(s)	Dates
CCPT IV, CCIT II, CCIT III, Cole Income NAV Strategy	Chief financial officer and treasurer	August 2016 — Present
Since August 2016, Mr. DeBacker has served as senior vice president and chief financial officer, Cole REITs, of VEREIT. Mr. DeBacker was the principal at CFO Financial Services, LLC, a certified public accounting firm that provided accounting, payroll, tax, forecasting and planning, business valuation and investment advisory services to business organizations, from May 2014 until August 2016 and sold his ownership interest in the assets of CFO Financial Services, LLC in March 2017. He did not manage or otherwise provide any services with respect to any client accounts for CFO Financial Services, LLC from the time that he joined Cole Capital and its affiliates in August 2016 until the sale of his ownership interest in the assets of CFO Financial Services, LLC was finalized. Mr. DeBacker was also registered as an investment adviser representative with Archer Investment Corporation, an investment advisory firm that partners with accountants and CPAs to provide investment management solutions for their clients, from November 2015 until August 2016. From December 2005 until May 2014, Mr. DeBacker worked at Cole Capital and, following the merger with VEREIT, most recently served as vice president of real estate planning and analysis. From 2002 until 2005, Mr. DeBacker worked as an auditor for the independent public accounting firm of Ernst & Young LLP. Mr. DeBacker earned his bachelor’s degree in accounting from the University of Arizona and is a Certified Public Accountant in Arizona.
Each of our executive officers has stated that there is no arrangement or understanding of any kind between him and any other person relating to his appointment as an executive officer of our Company.
Compensation of Executive Officers
We have no employees. Our executive officers, including our principal financial officer, do not receive compensation directly from us for services rendered to us, and we do not intend to pay any compensation directly to our executive officers. As a result, we do not have, and our board of directors has not considered, a compensation policy or program for our executive officers. Accordingly, we have not included a Compensation Committee Report or a Compensation Discussion and Analysis in this proxy statement.
Certain of our executive officers are also officers of CCPT V Advisors, our advisor, and/or its affiliates, and are compensated by these entities, in part, for their services to us. We pay fees to such entities under our advisory agreement and dealer manager agreement. We also reimburse CCPT V Advisors for its provision of administrative services, including related personnel costs, subject to certain limitations. A description of the fees that we pay to our advisor and dealer manager or any affiliate thereof is found in the “Transactions with Related Persons, Promoters and Certain Control Persons” section below.

BENEFICIAL OWNERSHIP OF EQUITY SECURITIES
The following table sets forth information as of March 31, 2017 regarding the beneficial ownership of our common stock by each person known by us to own 5% or more of the outstanding shares of common stock, each of our directors, and each named executive officer, and our directors and executive officers as a group. The percentage of beneficial ownership is calculated based on 13,178,833 shares of Class A common stock and 549,496 shares of Class T common stock outstanding as of March 31, 2017. None of the shares in the following table has been pledged as security.

Name of Beneficial Owner (1)	Number of Shares of Class A Common Stock Beneficially Owned (2)	Number of Shares of Class T Common Stock Beneficially Owned (2)	Percentage
Glenn J. Rufrano	—	—	—
Marcus E. Bromley	10,778	—	*
Robert A. Gary, IV	—	—	—
Nathan D. DeBacker	—	—	—
All executive officers and directors as a group (4 persons)	10,778	—	*

*	Represents less than 1% of the outstanding common stock.
(1)	The address of each beneficial owner listed is c/o Cole Credit Property Trust V, Inc., 2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016.
(2)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities and shares issuable pursuant to options, warrants and similar rights held by the respective person or group which may be exercised within 60 days following March 31, 2017.

PROPOSALS 2 AND 3

Background

Our board of directors has declared the proposed amendments to the Charter described below to be in the best interest of our stockholders and has directed that those amendments be submitted for consideration by our stockholders at our 2017 Annual Meeting of Stockholders. Accordingly, at the 2017 Annual Meeting of Stockholders, our stockholders will vote on the proposed amendments. If they are both approved by our stockholders at the Annual Meeting, as soon as is practicable following the Annual Meeting we will file the Articles of Amendment to our Articles of Amendment and Restatement (the “Articles of Amendment”) with the Maryland State Department of Assessments and Taxation (“SDAT”). If only one proposal is approved by our stockholders, the Articles of Amendment filed with the SDAT will reflect only those amendments to the Charter contained in the approved proposal. The Articles of Amendment will become effective upon the filing of the Articles of Amendment with, and acceptance for record of the Articles of Amendment by, the SDAT.
A form of the Articles of Amendment is included as Appendix A to this proxy statement. The summary of the terms of our Charter set forth below is qualified in its entirety by our Charter. The description of the proposed Charter amendments set forth below is qualified in its entirety by reference to Appendix A.

PROPOSAL 2
APPROVAL OF CERTAIN AMENDMENTS TO OUR CHARTER TO COMPLY WITH REQUESTS FROM A STATE SECURITIES ADMINISTRATOR

As a publicly registered, non-listed REIT, federal and state securities laws require us to register our public offerings of our shares with both the SEC and with the state securities administrators in each U.S. state in which we offer our shares. During such state registration process, state securities administrators periodically review and comment upon the terms of our public offering and our Charter.
The securities administrator of the State of Washington has conditioned its agreement to continue the registration of our public offering in Washington upon the agreement of our management to propose certain amendments to our Charter, as described in detail below, to our board of directors for consideration for submission to our stockholders. As noted above, our board of directors has declared these proposed amendments to the Charter to be in the best interest of our stockholders and directed that they be submitted for consideration by our stockholders at our 2017 Annual Meeting of Stockholders. We have noted to the securities administrator of the State of Washington that there is no guarantee that the proposed Charter amendments will be approved by our stockholders at the 2017 Annual Meeting of Stockholders. If the stockholders fail to approve these amendments, the Company will continue to operate as it has been operating with respect to the items addressed by such amendments, although the State of Washington may reconsider the continued registration of our public offering in that state, which could negatively affect our ability to raise additional capital from that state in our public offering.
Roll-up Transactions
The Charter currently provides for certain protections to the Company’s stockholders in connection with any proposed transaction considered a “Roll-up Transaction” (as defined below) involving the Company and the issuance of securities of an entity that would be created or would survive after the successful completion of the Roll-up Transaction. The protections afforded to the Company’s stockholders in the event of a Roll-up Transaction include: (1) the requirement that an appraisal of all of the Company’s assets be obtained from a competent independent appraiser and (2) the requirement that the person sponsoring the Roll-up Transaction shall offer the Company’s stockholders who vote against the Roll-up Transaction the choice of either (a) accepting the securities of a roll-up entity offered in the proposed Roll-up Transaction or (b) either remaining stockholders of the Company and preserving their interests in the Company as common stockholders on the same terms and conditions as existed previously, or receiving cash in an amount equal to their pro rata share of the appraised value of the Company’s net assets. In addition, Article XIV of the Charter provides that the Company is prohibited from participating in any proposed Roll-up Transaction: (1) that would result in the Company’s common stockholders having voting rights in a roll-up entity that are less than those provided in Sections 11.1 and 11.2 of the Charter; (2) that includes provisions that would operate as a material impediment to, or frustration of, the accumulation of shares by any purchaser of the securities of the roll-up entity (except to the minimum extent necessary to preserve the tax status of the roll-up entity), or which would limit the ability of an investor to exercise the voting rights of its securities of the roll-up entity on the basis of the number of shares held by that investor; (3) in which investor’s rights to access of records of the roll-up entity will be less than those provided to our stockholders pursuant to certain provisions of our Charter; and (4) in which any of the costs of the Roll-up Transaction would be borne by the Company if the Roll-up Transaction is rejected by the Company’s common stockholders.
Definition of Roll-up Transaction
Article IV of our Charter defines a “Roll-up Transaction” as a transaction involving the acquisition, merger, conversion or consolidation, either directly or indirectly, of the Company and the issuance of securities of another entity (a “roll-up entity”), that would be created or would survive after the successful completion of such transaction, to the Company’s common stockholders. The Charter currently excludes from the definition of a Roll-up Transaction, among other transactions, a transaction involving securities of a roll-up entity that have been listed on a national securities exchange for at least 12 months.
The securities administrator of the State of Washington required that we propose to amend the definition of “Roll-up Transaction” included in Article IV of our Charter to provide that the definition of Roll-up Transaction will exclude a transaction involving securities of our Company (as opposed to the securities of a roll-up entity) that have been listed on a national securities exchange for at least 12 months. As a result of this amendment, the provisions of our Charter regarding Roll-up Transactions would apply to any transactions involving the securities of an entity other than the Company that have been listed on a national securities exchange for at least 12 months. The securities administrator of the State of Washington required this proposed amendment in order to conform the definition of Roll-up Transaction in our Charter to the definition set forth by the Statement of Policy Regarding Real Estate Investment Trusts issued by the North American Securities Administrators Association on May 7, 2007 (“NASAA REIT Guidelines”). Many state securities administrators deem the NASAA REIT Guidelines to be applicable to any REIT, such as the Company, that is engaged in a public offering of securities that are not listed on a national securities exchange.
Roll-up Transaction Prohibitions
As described above, Article XIV of our Charter provides that the Company is prohibited from participating in any proposed Roll-up Transaction that, among other items, would result in the holders of the Company’s common stock having voting rights in a roll-up entity that are less than the rights provided for in Sections 11.1 and 11.2 of our Charter. The securities administrator of the State of Washington required that we propose to amend subsection (c) of Article XIV to add a reference to Section 11.3 of our Charter, which would provide that the Company is prohibited from participating in any proposed Roll-up Transaction that would result in the holders of the Company’s common stock having voting rights in a roll-up entity that are less than the rights provided for in Sections 11.1, 11.2 and 11.3 of our Charter.

Section 11.3 of our Charter provides that our advisor, any director or any of their affiliates may not vote or consent with respect to any shares of our common stock that they hold on matters submitted to our stockholders regarding the removal of our advisor, such director or any of their affiliates or any transaction between the Company and any of them.  It additionally provides that, in determining the requisite percentage in interest of our shares necessary to approve a matter on which our advisor, any director or any of their affiliates may not vote or consent, any shares of our common stock owned by any of them will not be included.

The revised subsection (c) of Article XIV of our Charter, as proposed to be amended by this proposal, would read as follows (the marked text indicates changes to the current provisions of our Charter):

(c) that would result in the holders of Common Shares having voting rights in a Roll-Up Entity that are less than the rights provided for in Sections 11.1, 11.2 and 11.3 hereof;

As a result of this amendment, the Company would additionally be prohibited from participating in any proposed Roll-up Transaction that would result in the holders of the Company’s common stock having voting rights in a roll-up entity in which either (1) the roll-up entity’s advisor, any director or any of their affiliates is permitted to vote or consent with respect to shares owned by them on matters submitted to the stockholders regarding the removal of the advisor, such director or any of their affiliates, or any transaction between the roll-up entity and any of them; or (2) any shares owned by the roll-up entity’s advisor, any director or any of their affiliates are included in determining the requisite percentage in interest of shares necessary to approve a matter on which the advisor, such director or any of their affiliates may not vote or consent. The securities administrator of the State of Washington required this proposed amendment in order to conform Article XIV of our Charter to the restrictions on participation in Roll-up Transactions set forth in the NASAA REIT Guidelines.

Definition of Average Invested Assets
The securities administrator of the State of Washington further required that we propose to amend the definition of the term “Average Invested Assets” contained in our Charter that, in the administrator’s view, deviates from the definition contained in the NASAA REIT Guidelines. Specifically, the securities administrator of the State of Washington required that the definition in the Charter be amended to delete the clause providing that, after the board of directors was determining on a regular basis an estimated per share value, “Average Invested Assets” would be based upon the aggregate valuation of the assets as reasonably determined by the board of directors. This definition relates to the Company’s reimbursement of the operating expenses paid or incurred by the advisor in connection with its provision of advisory and administrative services, which is subject to a limitation in the Charter that the Company may not reimburse the advisor at the end of any fiscal quarter for any amount by which Total Operating Expenses (as defined in the Charter) at the end of the four preceding fiscal quarters exceed the greater of two percent of Average Invested Assets or 25% of Net Income (as defined in the Charter).

The revised definition, as proposed to be amended by this proposal, would read as follows (the marked text indicates changes to the current provisions of our Charter):
Average Invested Assets. The term “Average Invested Assets” shall mean~~, for a specified period,~~ the average of the aggregate book value of the Assets invested, directly or indirectly, in equity interests in and loans secured by real estate, before deducting depreciation, bad debts or other non-cash reserves, computed by taking the average of such values at the end of each month during such period~~; provided, however, that after the Board is determining on a regular basis an estimated per Share value, “Average Invested Assets” will be based upon the aggregate valuation of the Assets as reasonably determined by the Board~~.

As a result of this amendment, the calculation of Average Invested Assets for purposes of determining the limitation on the amount of total operating expenses that may be reimbursed by the Company would be based upon the average of the aggregate book value of the Company’s assets (before deducting depreciation, bad debts or other non-cash reserves) instead of upon the market value of such assets, as estimated by the Company’s board of directors from time to time with the material assistance or confirmation of a third-party valuation expert.
Your Vote
Your vote may be cast “FOR” or “AGAINST” the proposed Charter amendments set forth in Proposal 2, or you may “ABSTAIN” from voting on these amendments. Under our Charter, the affirmative vote of a majority of all votes entitled to be cast on the amendments is required for their approval, with each class of shares voting together as a single class. Abstentions and broker non-votes will have the same effect as votes cast against the proposed amendments set forth in Proposal 2.
Appraisal Rights
Under Maryland law and the Charter, you will not be entitled to rights of appraisal with respect to the proposed Charter amendments set forth in Proposal 2. Accordingly, to the extent that you object to these proposed Charter amendments, you will not have the right to have a court judicially determine (and you will not receive) the fair value for your shares of common stock under the provisions of Maryland law governing appraisal rights.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSED AMENDMENTS TO OUR CHARTER TO COMPLY WITH REQUESTS FROM A STATE SECURITIES ADMINISTRATOR AS SET FORTH ABOVE

PROPOSAL 3

APPROVAL OF AN AMENDMENT TO OUR CHARTER TO PROVIDE FOR THE CONVERSION OF SHARES OF CLASS T COMMON STOCK TO CLASS A COMMON STOCK UPON CERTAIN EVENTS

On March 24, 2017, the board of directors unanimously adopted a resolution to approve, and to recommend that our stockholders approve, an amendment to our Charter to provide that each Class T share held in a stockholder’s account would automatically convert into an equivalent number of Class A shares on the earlier of:
i.a listing of our shares of Class A common stock for trading on a national securities exchange;
ii.a merger or consolidation of the Company with or into another entity, or the sale or other disposition of all or substantially all of the Company’s assets;
iii.the date on which the aggregate underwriting compensation from all sources equals 10.0% of the gross proceeds from the aggregate sale of Class A shares and Class T shares in our primary offering (i.e., excluding proceeds from sales pursuant to our distribution reinvestment plan);
iv.the fourth anniversary of the last day of the month in which the public offering in which such Class T shares were sold (excluding the distribution reinvestment plan offering) terminates; and
v.the end of the month in which our transfer agent, on our behalf, determines that total distribution and stockholder servicing fees paid by a stockholder within his or her individual account would be equal to 4.0% of the stockholder’s total gross investment amount (not including Class T shares sold pursuant to the distribution reinvestment plan), or a lower limit agreed upon between Cole Capital Corporation and the participating broker-dealer at the time such Class T shares were sold.
The board of directors is recommending this amendment in order to provide a mechanism for Class T stockholders to receive the full amount of the distributions declared on their shares once distribution and stockholder servicing fees with respect to such shares cease to be payable. Because the distribution and stockholder servicing fee paid in respect of Class T shares is allocated to the Class T shares as a class expense, these fees impact the amount of distributions payable on all Class T shares. Accordingly, the aggregate amount of distributions received by purchasers of Class T shares may be less than the aggregate amount of distributions received by purchasers of Class A shares. Class A shares are not subject to a distribution and stockholder servicing fee. If the stockholders fail to approve this amendment, Class T shares will not automatically convert into an equivalent number of Class A shares upon the occurrences provided above, which would result in the holders of Class T shares continuing to receive lower distributions than holders of Class A shares after all distribution and stockholder servicing fees have been paid with respect to their Class T shares.

Your Vote
Your vote may be cast “FOR” or “AGAINST” the proposed Charter amendment set forth in Proposal 3, or you may “ABSTAIN” from voting on this amendment. Under our Charter, the affirmative vote of a majority of all votes entitled to be cast on the amendment is required for its approval, with each class of shares voting together as a single class. Abstentions and broker non-votes will have the same effect as votes cast against the proposed amendment set forth in Proposal 3.
Appraisal Rights
Under Maryland law and the Charter, you will not be entitled to rights of appraisal with respect to the proposed Charter amendment set forth in Proposal 3. Accordingly, to the extent that you object to the proposed Charter amendment, you will not have the right to have a court judicially determine (and you will not receive) the fair value for your shares of common stock under the provisions of Maryland law governing appraisal rights.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSED AMENDMENT TO OUR CHARTER TO PROVIDE FOR THE CONVERSION OF SHARES OF CLASS T COMMON STOCK TO CLASS A COMMON STOCK UPON CERTAIN EVENTS AS SET FORTH ABOVE

PROPOSAL 4
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
Independent Auditors
The audit committee has engaged Deloitte as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2017. Deloitte has served as our independent registered public accounting firm since our formation in February 2013. Stockholder ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm is not required by the Company’s bylaws or otherwise. However, the board of directors is submitting the appointment of Deloitte to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the audit committee may reconsider whether or not to retain Deloitte in the future. Even if the appointment is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee determines that such a change would be in the best interests of the Company.
Fees
During the year ended December 31, 2016, Deloitte served as our independent registered public accounting firm and provided certain tax and other services. The audit committee reviewed the audit and non-audit services performed by Deloitte, as well as the fees charged by Deloitte for such services. In its review of the non-audit services and fees, the audit committee considered whether the provision of such services is compatible with maintaining the independence of Deloitte. The aggregate fees billed to us for professional accounting services, including the audit of the Company’s annual financial statements by Deloitte for the years ended December 31, 2016 and 2015, are set forth in the table below.

	Year Ended December 31,
Type of Service	2016	2015
Audit fees (1)	$640,293	$739,640
Audit-related fees	—	—
Tax fees (2)	50,200	50,200
All other fees	—	—
Total	$690,493	$789,840

(1)
Represents fees for professional services performed for the audit of our annual financial statements and the required review of quarterly financial statements and other procedures performed by Deloitte in order for them to be able to form an opinion on our consolidated financial statements. These fees also cover services that are normally provided by independent auditors in connection with statutory and regulatory filings or engagements and other services that generally only the independent auditor reasonably can provide, such as services associated with filing registration statements, periodic reports and other filings with the SEC, audits of acquired properties or businesses, property audits required by loan agreements, and statutory audits for our subsidiaries or affiliates.

(2)
Represents fees for all professional services performed by professional staff in our independent auditor’s tax division, except those services related to the audit of our financial statements. These include fees for tax compliance, tax planning, and tax advice, including federal, state and local issues. Services may also include assistance with tax audits and appeals before the IRS and similar state and local agencies, as well as federal, state, and local tax issues related to due diligence.

Pre-Approval Policies and Procedures
The audit committee charter imposes a duty on the audit committee to pre-approve all auditing services performed for us by our independent auditors, as well as all permitted non-audit services (including the fees and terms thereof) in order to ensure that the provision of such services does not impair the auditors’ independence. Unless a type of service to be provided by the independent auditors has received “general” pre-approval, it will require “specific” pre-approval by the audit committee.
All requests for services to be provided by the independent auditor that do not require specific pre-approval by the audit committee will be submitted to management and must include a detailed description of the services to be rendered. Management will determine whether such services are included within the list of services that have received the general pre-approval of the audit committee. The audit committee will be informed on a timely basis of any such services rendered by the independent auditors.
Requests to provide services that require specific pre-approval by the audit committee will be submitted to the audit committee by both the independent auditors and the principal financial officer, and must include a joint statement as to whether, in their view, the request is consistent with the SEC’s rules on auditor independence. The chairman of the audit committee has been delegated the authority to specifically pre-approve de minimis amounts for services not covered by the general pre-approval guidelines. All amounts, other than such de minimis amounts, require specific pre-approval by the audit committee prior to engagement of the independent auditors. All amounts, other than de minimis amounts not subject to pre-approval, specifically pre-approved by the chairman of the audit committee in accordance with this policy, are to be disclosed to the full audit committee at the next regularly scheduled meeting.
All services rendered by Deloitte for the years ended December 31, 2016 and 2015 were pre-approved in accordance with the policies and procedures described above.
A representative of Deloitte is expected to attend the annual meeting. The representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.
The affirmative vote of a majority of the votes cast at the annual meeting is required to ratify the appointment of Deloitte as our independent registered public accounting firm.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017

AUDIT COMMITTEE REPORT
Our management has the primary responsibility for the Company’s accounting and financial reporting process, including the system of internal control over financial reporting, and the preparation of the Company’s financial statements. Deloitte, the Company’s independent registered public accounting firm, is responsible for performing an audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and for expressing an opinion as to whether the Company’s consolidated financial statements are fairly presented in all material respects in conformity with accounting principles generally accepted in the United States of America (“GAAP”). In this context, the responsibility of the audit committee is to oversee the Company’s accounting and financial reporting processes and the audits of the Company’s consolidated financial statements.
In the performance of its oversight function, the audit committee reviewed and discussed with management and Deloitte the Company’s 2016 audited financial statements, and management and Deloitte represented to the audit committee that such audited financial statements were prepared in accordance with GAAP.
The audit committee also reviewed and discussed with Deloitte the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the PCAOB. In addition, the audit committee received from Deloitte the written disclosures and the letter required by applicable requirements of the PCAOB regarding Deloitte’s communications with the audit committee concerning independence, and discussed with Deloitte its independence.
The audit committee discussed with Deloitte the overall scope and plans for the audit. The audit committee meets periodically with Deloitte, with and without management present, to discuss the results of their examinations, their evaluations of internal controls and the overall quality of the financial reporting of the Company.
Based on these reviews and discussions, the audit committee recommended to the board of directors that the 2016 audited financial statements of the Company be included in its Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the SEC.

The Audit Committee of the Board of Directors: Robert A. Gary, IV (Chairman) Marcus E. Bromley

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS
Our independent directors have reviewed the material transactions between our affiliates and us during the year ended December 31, 2016. Set forth below is a description of the transactions with affiliates. We believe that we have executed all of the transactions set forth below on terms that are fair and reasonable to the Company and on terms no less favorable to us than those available from unaffiliated third parties.
Advisory Agreement
We are party to an Advisory Agreement with CCPT V Advisors whereby CCPT V Advisors manages our day-to-day operations and identifies and makes investments on our behalf. In return, we pay CCPT V Advisors a monthly advisory fee based upon our monthly average invested assets, which is based on the estimated market value of our investments that were acquired prior to the “as of” date of our most recent estimated per share net asset value (“NAV”), and is based on the purchase price of the investments acquired subsequent to the “as of” date of the most recent estimated per share NAV. The monthly advisory fee is based upon the following amounts: (1) an annualized rate of 0.75% paid on our average invested assets that are between $0 to $2.0 billion; (2) an annualized rate of 0.70% paid on our average invested assets that are between $2.0 billion and $4.0 billion; and (3) an annualized rate of 0.65% paid on our average invested assets that are over $4.0 billion. Advisory fees for the year ended December 31, 2016 totaled $4.0 million. We also reimburse CCPT V Advisors for expenses incurred in connection with the provision of services pursuant to the Advisory Agreement, subject to certain limitations. Such expense reimbursements for the year ended December 31, 2016 totaled $866,000.
We also pay to CCPT V Advisors or its affiliates up to 2.0% of (i) the contract purchase price of each property or asset that we acquire, (ii) the amount paid in respect of the development, construction or improvement of each asset we acquire, (iii) the purchase price of any loan we acquire, and (iv) the principal amount of any loan we originate. Such payments for the year ended December 31, 2016 totaled $551,000. In addition, we reimburse CCPT V Advisors for acquisition expenses incurred in the process of acquiring each property or asset or in the origination or acquisition of a loan; provided, however, that acquisition fees are not included in the contract purchase price of a property. Such expense reimbursements for the year ended December 31, 2016 totaled $139,000. Furthermore, we reimburse the expenses paid or incurred by CCPT V Advisors or its affiliates in connection with its provision of advisory and administrative services, subject to the limitation that we will not reimburse CCPT V Advisors or its affiliates for any amount by which the operating expenses (including the advisory fee) at the end of the four preceding fiscal quarters exceed the greater of (i) 2.0% of average invested assets, or (ii) 25.0% of net income excluding any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period. We also will not reimburse CCPT V Advisors or its affiliates for personnel costs in connection with the services for which CCPT V Advisors or its affiliates receive acquisition fees. Such operating expense reimbursements for the year ended December 31, 2016 totaled $2.0 million. Additionally, for substantial assistance in connection with the sale of one or more properties (or our entire portfolio), we pay CCPT V Advisors or its affiliates a disposition fee in an amount equal to up to one-half of the real estate or brokerage commission paid by us to third parties on the sale of property, not to exceed 1.0% of the contract price of the properties sold; provided, however, in no event may the total disposition fees paid to CCPT V Advisors, its affiliates and unaffiliated third parties exceed the lesser of the customary competitive real estate commission or an amount equal to 6.0% of the contract sales price. No such payments were made during the year ended December 31, 2016.
Additionally, we are required to pay to CCPT V Advisors performance fees based on a percentage of proceeds or stock value upon our sale of assets or the listing of our common stock on a national securities exchange, but only if, in the case of our sale of assets, our investors have received a return of their net capital invested and a 6.0% annual cumulative, non-compounded return or, in the case of the listing of our common stock, the market value of our common stock plus the distributions paid to our investors exceeds the sum of the total amount of capital raised from investors plus the amount of distributions necessary to generate a 6.0% annual cumulative, non-compounded return to investors. In the event of a sale of our assets, after investors have received a return of their net capital invested and a 6.0% annual cumulative, non-compounded return, then we will pay to CCPT V Advisors 15.0% of remaining net sale proceeds. Upon listing our common stock on a national securities exchange, we will pay to CCPT V Advisors a fee equal to 15.0% of the amount, if any, by which (1) the market value of our outstanding stock plus distributions paid by us prior to listing, exceeds (2) the sum of the total amount of capital raised from investors and the amount of distributions necessary to generate a 6.0% annual cumulative, non-compounded return to investors.
CCPT V Advisors incurs expenses in connection with our organization and our public offering of our common stock. Pursuant to the Advisory Agreement, we reimburse CCPT V Advisors up to 2.0% of our gross offering proceeds with respect to those expenses (excluding selling commissions, the dealer manager fee and distribution and stockholder servicing fees). During the year ended December 31, 2016, we paid to CCPT V Advisors a total of $1.8 million to reimburse these expenses.
Our Advisory Agreement has a term expiring November 30, 2017, subject to an unlimited number of successive one-year renewals upon mutual consent of the parties. Our independent directors are required to determine, at least annually, that the compensation to CCPT V Advisors is reasonable in relation to the nature and quality of services performed and the investment performance of the Company and that such compensation is within the limits set forth in our Charter. Upon termination of the Advisory Agreement, we may be required to pay to CCPT V Advisors a performance fee similar to the performance fee described above if CCPT V Advisors would have been entitled to a subordinated performance fee had the portfolio been liquidated (based on an independent appraised value of the portfolio) on the date of termination.
Glenn J. Rufrano, our chief executive officer and president and one of our directors, is the chief executive officer and president of CCPT V Advisors.
Dealer Manager Agreement
We are party to a Dealer Manager Agreement with Cole Capital Corporation, the dealer manager in our initial public offering. We generally pay to Cole Capital Corporation selling commissions of up to 7.0% of the gross offering proceeds from the sale in our primary offering of shares of Class A common stock (“Class A shares”) and up to 3.0% of the gross proceeds from the sale in our primary offering of shares of Class T common stock (“Class T shares”). Cole Capital Corporation reallows all of the selling commissions to participating broker-dealers.  Selling commissions are subject to certain discounts based on the volume of securities sold to individual investors. Cole Capital Corporation also waives the selling commission with respect to shares sold by an investment advisory representative.
In addition, we pay Cole Capital Corporation a distribution and stockholder servicing fee for Class T shares that is calculated on a daily basis in the amount of 1/365th of 1.0% of the amount of our estimated per share NAV of Class T shares in our primary offering and is paid monthly in arrears. Cole Capital Corporation may, in its discretion, reallow to participating broker-dealers all or a portion of the distribution and stockholder servicing fee. We will cease paying the distribution and stockholder servicing fee with respect to Class T shares at the earliest of (i) the end of the month in which the transfer agent, on our behalf, determines that total distribution and stockholder servicing fees paid by a stockholder within his or her individual account would be equal to 4.0% of the stockholder’s total gross investment amount at the time of the purchase of the primary Class T shares held in such account; (ii) the date on which the aggregate underwriting compensation from all sources equals 10.0% of the gross proceeds from the aggregate sale of Class A shares and Class T shares in our primary offering (i.e., excluding proceeds from sales pursuant to our distribution reinvestment plan); (iii) the fourth anniversary of the last day of the month in which our public offering (excluding the distribution reinvestment plan offering) terminates; (iv) the date such Class T share is no longer outstanding; and (v) the date we effect a liquidity event (such as the sale of our company, the sale of all or substantially all of our assets, a merger or similar transaction, the listing of our shares of common stock for trading on a national securities exchange or an alternative strategy that would result in a significant increase in the opportunities for stockholders to dispose of their shares).
In addition, Cole Capital Corporation receives up to 2.0% of gross proceeds from our primary offering before reallowance to participating broker-dealers, as a dealer manager fee. Cole Capital Corporation, in its sole discretion, reallows all or a portion of its dealer manager fee to such participating broker-dealers as a marketing and due diligence expense reimbursement, based on such factors as the participating broker-dealer’s level of marketing support, level of due diligence review and likelihood of success of its sales efforts, each as compared to those of other participating broker-dealers.
We do not pay selling commissions, dealer manager fees or distribution and stockholder servicing fees on shares purchased through our distribution reinvestment plan. For the year ended December 31, 2016, we paid to Cole Capital Corporation selling commissions, dealer manager fees and distribution and stockholder servicing fees totaling $6.3 million.
Glenn J. Rufrano, our chief executive officer and president and one of our directors, also is the sole director of Cole Capital Corporation.

Series C Loan
We entered into a $60.0 million subordinate revolving line of credit (the “Series C Loan”) during the year ended December 31, 2014 with Series C, LLC, an affiliate of CCPT V Advisors, that was repaid in full upon maturity on March 17, 2016 (the “Series C Loan”). The Series C Loan bore interest at a rate per annum equal to the one-month LIBOR plus 2.20% with accrued interest payable monthly in arrears and principal due upon maturity. The largest outstanding principal balance under the Series C Loan was $20.0 million. On March 31, 2016, we repaid $20.0 million in remaining principal on the Series C Loan. We paid $726,000 in interest expense cumulatively over the life of the Series C Loan. As of March 31, 2016, no amounts were outstanding under the Series C Loan.
Certain Conflict Resolution Procedures
In order to reduce or eliminate certain potential conflicts of interest, our Charter contains, or we have adopted policies containing, a number of restrictions relating to (1) transactions we may enter into with our sponsor, our advisor, any of our directors or any of their respective affiliates, (2) certain future offerings and (3) the allocation of investment opportunities among other real estate programs sponsored by Cole Capital. Conflict resolution provisions that are in our Charter or in policies adopted by our board of directors include, among others, the following:

•
We will not purchase or lease properties from our sponsor, our advisor, any of our directors or any of their respective affiliates, unless a majority of the directors, including a majority of the independent directors, who are not otherwise interested in such transaction determines that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the seller or lessor, unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such property at an amount in excess of its current appraised value as determined by an independent appraiser. Although we have not established a policy that specifically addresses how we will determine the sale price of a property that we sell to an affiliated entity, we have a policy that governs all transactions with our sponsor, our advisor, any of our directors or any of their affiliates (as described below), pursuant to which we will not sell or lease a property to an affiliated entity unless a majority of the directors, including a majority of the independent directors, not otherwise interested in the sale or lease transaction, determines that such sale or lease transaction is fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

•
We will not make any loans to our sponsor, our advisor, any of our directors or any of their respective affiliates, except that we may make loans to wholly-owned subsidiaries and we may make or invest in mortgage loans involving our sponsor, our advisor, our directors or their respective affiliates, provided, among other things, that an appraisal of the underlying property is obtained from an independent appraiser and the transaction is approved by a majority of our directors, including a majority of our independent directors, who are not otherwise interested in the transaction as fair and reasonable to us and on terms no less favorable to us than those available from unaffiliated third parties. In addition, our sponsor, our advisor, any of our directors and any of their respective affiliates will not make loans to us or to joint ventures in which we are a joint venture partner unless approved by a majority of our directors, including a majority of the independent directors, who are not otherwise interested in the transaction, as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties.

•
Our advisor and its affiliates will be entitled to reimbursement, at cost, for actual expenses incurred by them on behalf of us or joint ventures in which we are a joint venture partner; provided, however, our advisor must reimburse us for the amount, if any, by which our total operating expenses, including the advisory fee, paid during the immediately prior four consecutive fiscal quarters exceeded the greater of: (i) 2% of our average invested assets for such period, or (ii) 25% of our net income, before any additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of our assets, for such period. Our independent directors will have the responsibility of limiting our total operating expenses to amounts that do not exceed the limitations described above unless they find that there are unusual and non-recurring factors sufficient to justify a higher level of expenses. Any such finding and the reasons in support thereof will be reflected in the minutes of the meetings of our board of directors. If our independent directors make such a finding, we will send a written disclosure of that fact, together with an explanation of the factors our independent directors considered in determining that such higher level of expenses was justified, within 60 days after the end of that fiscal quarter.

•
Property acquisitions are allocated among VEREIT and the real estate programs sponsored by Cole Capital pursuant to an asset allocation policy. In the event that an investment opportunity becomes available that may be suitable for both us and VEREIT or one or more other real estate programs sponsored by Cole Capital, and for which more than one of such entities has sufficient uninvested funds, an allocation committee, which is comprised entirely of employees of our sponsor and its affiliates (the “Allocation Committee”), with oversight by the respective boards of directors, will examine the following factors, among others, in determining the entity for which the investment opportunity is most appropriate:

•	the investment objective of each entity;

•	the anticipated operating cash flows of each entity and the cash requirements of each entity;

•	the effect of the acquisition on diversification of each entity’s investments by type of property, geographic area and tenant concentration;

•	the amount of funds available to each program and the length of time such funds have been available for investment;

•	the policy of each entity relating to leverage of properties;

•	the income tax effects of the purchase to each entity; and

•	the size of the investment.

If, in the judgment of the Allocation Committee, the investment opportunity may be equally appropriate for more than one program, then the entity that has had the longest period of time elapse since it was allocated an investment opportunity of a similar size and type (e.g., office, industrial, retail properties or anchored shopping centers) will be allocated such investment opportunity.

If a subsequent development, such as a delay in the closing of the acquisition or a delay in the construction of a property, causes any such investment, in the opinion of the Allocation Committee, to be more appropriate for an entity other than the entity that committed to make the investment, the Allocation Committee may determine that VEREIT or another program sponsored by Cole Capital will make the investment. Our board of directors, including the independent directors, oversees the allocation process to ensure that the method used for the allocation of the acquisition of properties among VEREIT and the various programs sponsored by Cole Capital is applied fairly to us.

For programs sponsored by Cole Capital that commenced operations on or after March 5, 2013, VEREIT retains a right of first refusal for all opportunities to acquire real estate and real estate-related assets or portfolios with a purchase price greater than $100 million. This right of first refusal applies to us, CCIT II and CCIT III, but does not apply to CCPT IV or Cole Income NAV Strategy. All transactions with a purchase price at or below $100 million will be allocated among us, VEREIT and the other programs sponsored by Cole Capital by the Allocation Committee pursuant to the terms of the allocation policy described above.

•
We will not enter into any other transaction with our sponsor, our advisor, any of our directors or any of their affiliates, including the acceptance of goods or services from our sponsor, our advisor, any of our directors or any of their affiliates, unless a majority of our directors, including a majority of the independent directors, who are not otherwise interested in the transaction approve such transaction as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

STOCKHOLDER PROPOSALS
Any proposals by stockholders for inclusion in proxy solicitation material for the 2018 Annual Meeting of Stockholders, including any proposals for nominees for election as director at the 2018 Annual Meeting of Stockholders, must be received by our secretary, Michael J. Komenda, at our offices no later than December 18, 2017, and must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended. If a stockholder wishes to present a proposal at the 2018 Annual Meeting of Stockholders, whether or not the proposal is intended to be included in the 2018 proxy materials, our bylaws currently require that the stockholder give advance written notice to our secretary, Michael J. Komenda, at our offices no earlier than November 18, 2017 and no later than December 18, 2017. Stockholders are advised to review the Company’s bylaws, which contain other requirements with respect to advance notice of stockholder proposals and director nominations.
OTHER MATTERS
As of the date of this proxy statement, we know of no business that will be presented for consideration at the 2017 Annual Meeting of Stockholders other than the matters referred to above. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in accordance with the discretion of the proxy holders.
A copy of the Company’s 2016 annual report to stockholders, filed with the SEC, is enclosed herewith. You may also obtain our other SEC filings and certain other information concerning the Company through the Internet at www.sec.gov and www.colecapital.com. Information contained in any website referenced in this proxy statement is not incorporated by reference in this proxy statement.

By Order of the Board of Directors
Michael J. Komenda
Secretary

PLEASE VOTE — YOUR VOTE IS IMPORTANT

APPENDIX A

ARTICLES OF AMENDMENT

See attached.

COLE CREDIT PROPERTY TRUST V, INC.

ARTICLES OF AMENDMENT

Cole Credit Property Trust V, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland (the “Department”) that:
FIRST: The charter of the Corporation (the “Charter”) is hereby amended by adding the following definitions to Article IV of the Charter:
Dealer Manager Fee. The term “Dealer Manager Fee” shall mean the dealer manager fee payable to the Dealer Manager for serving as the dealer manager for an Offering and reallowable to Soliciting Dealers with respect to Shares sold by them, as described in the Prospectus, as may be amended from time to time.
Distribution Fee. The term “Distribution Fee” shall mean the distribution and stockholder servicing fee payable to the Dealer Manager as additional compensation for serving as the dealer manager for an Offering and reallowable to Soliciting Dealers with respect to Shares sold by them, as described in the Prospectus, as may be amended from time to time.
Total Corporation-Level Underwriting Compensation. The term “Total Corporation-Level Underwriting Compensation” shall mean all Dealer Manager Fees, Selling Commissions, Distribution Fees and any other items deemed underwriting compensation pursuant to Rule 2310 of the Financial Industry Regulatory Authority, Inc. paid by the Corporation to the Dealer Manager or to Soliciting Dealers with respect to an Offering.
SECOND: The Charter is hereby further amended by deleting the existing definition of “Roll-Up Transaction” in Article IV of the Charter in its entirety and substituting in lieu thereof the following definition to read as follows:
“Roll-Up Transaction. The term “Roll-Up Transaction” shall mean a transaction involving the acquisition, merger, conversion or consolidation either directly or indirectly of the Corporation and the issuance of securities of a Roll-Up Entity to the holders of Common Shares. Such term does not include:

(a) a transaction involving securities of the Corporation that have been Listed for at least twelve months; or
(b) a transaction involving the conversion to corporate, trust or association form of only the Corporation, if, as a consequence of the transaction, there will be no significant adverse change in any of the following:
(i) voting rights of the holders of Common Shares;
(ii) the term of existence of the Corporation;
(iii) Sponsor or Advisor compensation; or
(iv) the Corporation’s investment objectives.”

THIRD: The Charter is hereby further amended by deleting the existing definition of “Average Invested Assets” in Article IV of the Charter in its entirety and substituting in lieu thereof the following definition to read as follows:
“Average Invested Assets. The term “Average Invested Assets” shall mean the average of the aggregate book value of the Assets invested, directly or indirectly, in equity interests in and loans secured by real estate, before deducting depreciation, bad debts or other non-cash reserves, computed by taking the average of such values at the end of each month during such period.”
FOURTH: The Charter is hereby further amended by deleting the existing clause (c) in Article XIV of the Charter in its entirety and substituting in lieu thereof the following definition to read as follows:
“(c) that would result in the holders of Common Shares having voting rights in a Roll-Up Entity that are less than the rights provided for in Sections 11.1, 11.2 and 11.3 hereof;”

FIFTH: The Charter is hereby further amended by adding a new Section 5.2.5 to Article V of the Charter as follows:
Section 5.2.5    Conversion of Class T Common Shares. Each Class T Common Share held in a Stockholder’s account shall automatically and without any action on the part of the holder thereof convert into such number of Class A Common Shares equal to the product of each Class T Common Share to be converted and a fraction, the numerator of which is the Net Asset Value per Class T Common Share (including any reduction for Distribution Fees as described in the Prospectus, as may be amended from time to time) and the denominator of which is the Net Asset Value per Class A Common Share, on the earlier of (a) a Listing of the Class A Common Shares, (b) a merger or consolidation of the Corporation with or into another entity, or the sale or other disposition of all or substantially all of the Corporation’s assets, (c) the date on which the Dealer Manager determines that Total Corporation-Level Underwriting Compensation paid in an Offering equals ten percent of the Gross Proceeds of such Offering, (d) the fourth anniversary of the last day of the month in which the Offering in which such Class T Common Shares were sold (excluding the Distribution Reinvestment Plan) terminates, and (e) the end of the month in which the Corporation or an agent of the Corporation determines that the total Distribution Fees paid with respect to the Class T Common Shares held by such Stockholder within such account equals 4.0% percent of the total gross offering price of such Class T Common Shares (not including Class T Common Shares sold pursuant to a Distribution Reinvestment Plan) or a lower limit, provided that, in the case of a lower limit, (i) the agreement between the Dealer Manager and the Soliciting Dealer in effect at the time Class T Common Shares were first issued to such account sets forth the lower limit and (ii) the Dealer Manager advises the Corporation’s transfer agent of the lower limit in writing.
SIXTH: The amendments to the Charter as hereinabove set forth have been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.
SEVENTH: The undersigned acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its Chief Executive Officer and President and attested by its Secretary on this _____ day of ______________, 2017.

ATTEST:                    COLE CREDIT PROPERTY TRUST V, INC.

______________________________        By: ______________________________ (SEAL)
Name: Michael J. Komenda            Name: Glenn J. Rufrano
Title: Secretary                    Title: Chief Executive Officer and President

COLE CAPITAL®

COLE CREDIT PROPERTY TRUST V, INC.
2325 E. CAMELBACK ROAD, SUITE 1100
PHOENIX, AZ 85016

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E23849-P90882 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

COLE CREDIT PROPERTY TRUST V, INC.

The Board of Directors recommends that you vote FOR all of the nominees for director in Proposal 1:

Nominees:	For	Against	Abstain
1a. Glenn J. Rufrano	☐	☐	☐
1b. Marcus E. Bromley	☐	☐	☐
1c. Robert A. Gary, IV	☐	☐	☐

The Board of Directors recommends that you vote FOR Proposals 2, 3 and 4:	For	Against	Abstain
Proposal 2. Approval of certain amendments to the Company's charter to comply with requests from a state securities administrator.	☐	☐	☐
Proposal 3. Approval of an amendment to the Company's charter to provide for the conversion of shares of Class T common stock to Class A common stock upon certain events.	☐	☐	☐
Proposal 4. To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal ending December 31, 2017.	☐	☐	☐

NOTE: Other business may come before the Annual Meeting or any adjournment or postponement thereof.

Note: Signature(s) should agree with the name(s) printed herein. When signing as attorney, executor, administrator, or other fiduciary, please give your full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V1.1

Important Notice Regarding the Availability of Proxy Materials for the Cole Credit Property Trust V, Inc. 2017 Annual Meeting of Stockholders to Be Held on June 22, 2017. The Annual Report and Proxy Statement for this meeting are available at: http://www.proxyvote.com.

E23850-P90882

COLE CREDIT PROPERTY TRUST V, INC.
PROXY FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 22, 2017
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder hereby appoints Nathan D. DeBacker and Michael J. Komenda, each as proxy and attorney-in-fact, with full power of substitution as determined by the Board of Directors of Cole Credit Property Trust V, Inc. (the "Company"), on behalf of and in the name of the undersigned, to attend the 2017 Annual Meeting of Stockholders of the Company to be held on June 22, 2017 at 10:30 a.m. local time at the Company's offices located at 2325 E. Camelback Road, Ground Floor, Phoenix, Arizona 85016, and any adjournments or postponements thereof, and to cast on behalf of the undersigned all votes which the undersigned would be entitled to cast if personally present, as indicated on the reverse side of this ballot, and otherwise to represent the undersigned at the meeting and any adjournments or postponements thereof, with all powers possessed by the undersigned if personally present. The undersigned acknowledges receipt of the notice of the 2017 Annual Meeting of Stockholders, the proxy statement and the annual report.

WHEN THIS PROXY IS PROPERLY EXECUTED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED STOCKHOLDER WILL BE CAST IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED STOCKHOLDER WILL BE CAST "FOR" ALL OF THE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1, "FOR" PROPOSAL 2, "FOR" PROPOSAL 3 AND "FOR" PROPOSAL 4. THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS OR, IN THE ABSENCE OF SUCH A RECOMMENDATION, IN THEIR DISCRETION, INCLUDING, BUT NOT LIMITED TO, THE POWER AND AUTHORITY TO ADJOURN OR POSTPONE THE MEETING TO PROVIDE MORE TIME TO SOLICIT PROXIES FOR ANY OR ALL OF THE PROPOSALS REFERENCED HEREIN.

Continued and to be signed on reverse side

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